UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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BARINGTON/HILCO ACQUISITION CORP.
(Name of Registrant as Specified in Its Charter)

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BARINGTON/HILCO ACQUISITION CORP.
10990 Wilshire Blvd., Penthouse
Los Angeles, CA 90024

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF

BARINGTON/HILCO ACQUISITION CORP.

To Be Held on June 30, 2018

To the Stockholders of Barington/Hilco Acquisition Corp.:

NOTICE IS HEREBY GIVEN that a special meeting (the “special meeting”) of Barington/Hilco Acquisition Corp., a Delaware corporation (“we,” “us,” “our,” “BHAC” or the “Company”), will be held on Saturday, June 30, 2018, at 11:00 a.m. Eastern time, at the offices of CKR Law, LLP, 1330 Avenue of the Americas, New York, New York 10036. You are cordially invited to attend the special meeting for the purpose of voting on a proposal to amend (the “Charter Amendment”) the Company’s amended and restated certificate of incorporation (the “charter”) to extend the date by which the Company has to consummate a business combination (the “Extension”) for an additional four (4) months, from June 30, 2018 to October 31, 2018 (the “Extended Termination Date”).

The Charter Amendment proposal is more fully described in the accompanying proxy statement.

The purpose of the Charter Amendment is to extend the date by which the Company has to consummate a business combination. We are holding the special meeting in order to provide the Company sufficient time to close a business combination.

The Company has agreed, if the Charter Amendment is approved and the Extension is implemented by BHAC, to deposit in the trust account established in connection with the Company’s public offering $0.04 for each public share that is not converted in connection with the stockholder vote to approve the Extension, for each 30-day period, or portion thereof, that is needed by BHAC to complete its initial business combination from June 30, 2018 (the date by which BHAC is currently required to complete its initial business combination) until the October 31, 2018 Extended Termination Date (each such deposit, a “Contribution”). The Company currently has 877,969 public shares issued and outstanding. Furthermore, if the Charter Amendment is approved and the Extension is implemented by BHAC, the Company has agreed to prepay the Contribution for the thirty day period from June 30, 2018 (the date by which BHAC is currently required to complete its initial business combination) to July 31, 2018. If the Company is unable to consummate a business combination by July 31, 2018, the Company may extend the period of time to consummate a business combination up to three times, each by an additional one month period (potentially providing the Company with a total of three months from July 31, 2018 to complete the business combination). Accordingly, if BHAC takes until October 31, 2018 to complete its initial business combination, which would represent three 30-day periods, the Company would make aggregate Contributions of approximately $140,500 (assuming no public shares were converted). Each Contribution will be deposited in the trust account established in connection with BHAC’s initial public offering. For the first one month period, the Contribution will be deposited on or before July 10, 2018 and for each monthly period thereafter at the beginning of each such 30-day period (or portion thereof). Accordingly, if the Charter Amendment is approved and the Extension is implemented and BHAC takes the full time through the Extended Termination Date to complete the initial business combination, the conversion amount per share at the meeting for such business combination or BHAC’s subsequent liquidation will be approximately $10.88 per share, in comparison to the current conversion amount of $10.71 per share (assuming no redemptions). The Company will not make any Contribution unless the Charter Amendment is approved and the Extension is implemented by BHAC. The Contribution(s) will be paid from funds loaned to the Company by one of the principals of the Company or a third party. The Contribution(s) will not bear any interest and will be repayable by BHAC to the lender upon consummation of our initial business combination. The loans will be forgiven if BHAC’s initial business combination is not completed.

This proxy statement will be dated June 19, 2018 and is first being mailed to stockholders on or about that date. Only holders of record of our common stock at the close of business on June 18, 2018 are entitled to notice of the special meeting and to vote at the special meeting and any adjournments or postponements of the special meeting. A complete list of our stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

Approval of the Charter Amendment requires the affirmative vote of holders of a majority of our outstanding shares of common stock. As at the date of this proxy statement an aggregate of 2,246,236 shares of Company common stock are issued and outstanding. The board of directors of BHAC has already approved the Charter Amendment.

Certain of our insider stockholders, including Barington Companies Advisors, LLC, Hilco Global, Hilco Merchant Resources, LLC, Sweiss Ventures, LLC, JS Equities, LLC, BAG Spac 1, LLC, PLA99, LLC and Oreva Partners, LLC (collectively, the “BHAC Inside Stockholders”), who own in the aggregate a total of 1,285,767 shares of common stock or 57.2% of the Company’s outstanding shares, have indicated they will vote their shares IN FAVOR of the Charter Amendment. Therefore, assuming the special meeting is held on June 30, 2018, we believe approval of the Charter Amendment is assured.

Since we will be unable to consummate a business combination by June 30, 2018, if the Charter Amendment proposal is not approved at the special meeting, as contemplated by our IPO prospectus and in accordance with our charter, as amended, we would be required to cease all operations except for the purpose of winding up and as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares with the aggregate amount then on deposit in the trust account.

The Company’s public stockholders may elect to redeem their shares for their pro rata portion of the funds available in the trust account in connection with the Charter Amendment (the “Election”) regardless of how such public stockholders vote in regard to the amendments. Such redemption right enables the Company’s public stockholders to determine not to sustain their investments for the additional period contemplated by the Extension. If the Charter Amendment is approved by the requisite vote of stockholders, the remaining holders of public shares will retain their right to redeem their public shares for their pro rata portion of the funds available in the trust account when a business combination is submitted to stockholders.

To exercise your redemption rights, you must tender your shares to the Company’s transfer agent at least two business days prior to the special meeting. You may tender your shares by either delivering your share certificate to the transfer agent or by delivering your shares electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system. If you hold your shares in street name, you will need to instruct your bank, broker or other nominee to withdraw the shares from your account in order to exercise your redemption rights.

BHAC estimates that the per-share pro rata portion of the trust account will be approximately $10.71 at the time of the special meeting. The closing price of the Company’s common stock on June 15, 2018 was $10.47. The Company cannot assure stockholders that they will be able to sell their shares of common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when such stockholders wish to sell their shares.

The Company reserves the right at any time to cancel the special meeting and not to submit to stockholders or implement the proposal.

Your attention is directed to the proxy statement accompanying this notice (including the annexes thereto) for a more complete description of the proposal. We encourage you to read this proxy statement carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor, Advantage Proxy, at (877) 870-8565.

By Order of the Board of Directors,

June 19, 2018	Sincerely,

/s/ Paul Abramowitz
Paul Abramowitz
Chief Executive Officer and President

BARINGTON/HILCO ACQUISITION CORP.
10990 Wilshire Blvd., Penthouse
Los Angeles, CA 90024

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF

BARINGTON/HILCO ACQUISITION CORP.

To Be Held on June 30, 2018

PROXY STATEMENT

The special meeting (the “special meeting”) of stockholders of Barington/Hilco Acquisition Corp., a Delaware corporation (“we,” “us,” “our,” “BHAC” or the “Company”), will be held on Saturday, June 30, 2018, at 11:00 a.m. Eastern time, at the offices of CKR Law, LLP, 1330 Avenue of the Americas, New York, New York 10019, to consider and vote upon the following:

☐	a proposal to amend (the “Charter Amendment”) the Company’s amended and restated certificate of incorporation (the “charter”) to extend the date by which the Company has to consummate a business combination (the “Extension”) for an additional four (4) months, from June 30, 2018 (the “Current Termination Date”) to October 31, 2018 (the “Extended Termination Date”).

The Company has agreed, if the Charter Amendment is approved and the Extension is implemented by BHAC, to deposit in the trust account established in connection with the Company’s public offering $0.04 for each public share that is not converted in connection with the stockholder vote to approve the Extension, for each 30-day period, or portion thereof, that is needed by BHAC to complete its initial business combination from June 30, 2018 (the date by which BHAC is currently required to complete its initial business combination) until the October 31, 2018 Extended Termination Date (each such deposit, a “Contribution”). The Company has 877,969 public shares issued and outstanding. Furthermore, if the Charter Amendment is approved and the Extension is implemented by BHAC, the Company has agreed to prepay the Contribution for the thirty day period from June 30, 2018 (the date by which BHAC is currently required to complete its initial business combination) to July 31, 2018. If the Company is unable to consummate a business combination by July 31, 2018, the Company may extend the period of time to consummate a business combination up to three times, each by an additional one month period (potentially providing the Company with a total of three months from July 31, 2018 to complete the business combination). Accordingly, if BHAC takes until October 31, 2018 to complete its initial business combination, which would represent three 30-day periods, the Company would make aggregate Contributions of approximately $140,500 (assuming no public shares were converted). Each Contribution will be deposited in the trust account established in connection with BHAC’s initial public offering. For the first one month period, the Contribution will be deposited on or before July 5th, 2018 and for each monthly period thereafter at the beginning of each such 30-day period (or portion thereof). Accordingly, if the Charter Amendment is approved and the Extension is implemented and BHAC takes the full time through the Extended Termination Date to complete the initial business combination, the conversion amount per share at the meeting for such business combination or BHAC’s subsequent liquidation will be approximately $10.88 per share, in comparison to the current conversion amount of $10.71 per share (assuming no redemptions). The Company will not make any Contribution unless the Charter Amendment is approved and the Extension is implemented by BHAC. The Contribution(s) will be paid from funds loaned to the Company by one of the principals of the Company or a third party. The Contribution(s) will not bear any interest and will be repayable by BHAC to the lender upon consummation of our initial business combination. The loans will be forgiven if BHAC’s initial business combination is not completed.

The Charter Amendment proposal is essential to the overall implementation of the board of directors’ plan to extend the date by which BHAC has to complete a business combination. The purpose of the Charter Amendment is to extend the date by which the Company has to consummate a business combination. We are holding the special meeting in order to provide the Company sufficient time to close an initial business combination.

Approval of the Charter Amendment requires the affirmative vote of holders of a majority of our outstanding shares of common stock. As at the date of this proxy statement an aggregate of 2,246,236 shares of Company common stock are issued and outstanding. The board of directors of BHAC has already approved the Charter Amendment.

Certain of our insider stockholders, including Barington Companies Advisors, LLC, Hilco Global, Hilco Merchant Resources, LLC, Sweiss Ventures, LLC, JS Equities, LLC, BAG Spac 1, LLC, PLA99, LLC and Oreva Partners, LLC (collectively, the “BHAC Inside Stockholders”), who own in the aggregate a total of 1,285,767 shares of common stock or 57.2% of the Company’s outstanding shares, have indicated that they will vote their shares IN FAVOR of the Charter Amendment Proposal. Therefore, assuming the special meeting is held on June 30, 2018, we believe approval of the Charter Amendment Proposal is assured.

If the Charter Amendment proposal is not approved at the special meeting and we do not consummate a business combination by June 30, 2018, as contemplated by our IPO prospectus and in accordance with our charter, as amended, we would be required to cease all operations except for the purpose of winding up and as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares with the aggregate amount then on deposit in the trust account.

Holders (“public stockholders”) of the Company’s common stock (“public shares”) may elect to redeem their shares for their pro rata portion of the funds available in the trust account in connection with the Charter Amendment (the “Election”) regardless of how such public stockholders vote in regard to the amendments. However, if the redemption of public shares in connection therewith would cause the Company to have net tangible assets of less than $5,000,001, the Company will not proceed with the Charter Amendment and will instead wind down the Company, redeem all remaining public shares and then liquidate and dissolve the Company. If the Charter Amendment is approved by the requisite vote of stockholders, the remaining public stockholders will retain their right to redeem their public shares for their pro rata portion of the funds available in the trust account when a business combination is submitted to the stockholders.

The withdrawal of funds from the trust account in connection with the Election will reduce the amount held in the trust account following the redemption, and the amount remaining in the trust account may be significantly reduced from the approximately $9.41 million that was in the trust account as of June 15, 2018. In such event, the Company may need to obtain additional funds to complete a business combination and there can be no assurance that such funds will be available on terms acceptable to the parties or at all.

If the Charter Amendment is approved, although the Company will continue to be listed on the Nasdaq Capital Market (“NASDAQ”), the Company may not be able to continue to meet the listing standards of NASDAQ. On February 5, 2015, the Securities and Exchange Commission declared the Company’s IPO registration statement effective and the Company’s securities became listed on NASDAQ. Under NASDAQ listing rule IM-5101-2 (the “Listing Rule”), the Company is required to complete a business combination within 36 months of the effectiveness of its IPO registration statement (i.e., by February 5, 2018) in order to remain listed on NASDAQ. BHAC intends to request NASDAQ to extend such date to as late as October 31, 2018 or sooner on or prior to the Extended Termination Date. There is no assurance that the Company will not receive a delisting letter from NASDAQ. Upon receipt of any such delisting letter, the Company will have the option to appeal NASDAQ’s determination. To the extent that the Company receives a delisting letter and has signed a stock purchase or merger agreement by July 31, 2018, the Company intends to appeal the NASDAQ delisting in order to permit the continued listing of the Company on NASDAQ so that the Company can consummate the initial business combination by the Extended Termination Date. If the Company is not successful in its appeal to NASDAQ, the Company will either (1) seek to have its securities quoted on the over-the-counter market, or (2) take steps to wind down the Company.

On May 17, 2018, we received a written notice (the “Notice”) from the Listing Qualifications Department of NASDAQ indicating that it was no longer in compliance with the Nasdaq Listing Rules (the “Rules”) because it had not timely filed its Form 10-K for the period ended December 31, 2017 or its Form 10-Q for the period ended March 31, 2018. NASDAQ further advised that under the Rules, BHAC has until June 18, 2018 to submit a plan to regain compliance which, if accepted by NASDAQ, could permit BHAC up to 180 calendar days from April 15, 2018, or until October 15, 2018, to regain compliance. The Notice is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of BHAC’s securities on the NASDAQ Capital Market. On June 15, 2018, BHAC filed its Annual Report on Form 10-K for the period ended December 31, 2017 and the Interim Report on Form 10-Q for the quarter ended March 31, 2018, thus bringing the Company into compliance.

Inasmuch as we will not consummate a business combination by June 30, 2018, if the Charter Amendment proposal is not approved as contemplated by our IPO prospectus and in accordance with our charter, as amended, we will (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest income (net of taxes payable and any amounts released to us to fund our working capital requirements), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (c) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Prior to the IPO, the Company’s initial stockholders waived their rights to participate in any liquidation distribution with respect to their shares of common stock, par value $0.0001 per share, which were acquired by them prior to the IPO (the “insider shares”). As a consequence of such waivers, a liquidating distribution will be made only with respect to the public shares. There will be no distribution from the trust account with respect to the Company’s rights and warrants, which will expire worthless in the event we wind up. We will pay the costs of any liquidation from our remaining assets outside of the trust account and from the interest income on the balance of the trust account (net income and other tax obligations) that may be released to us to fund our working capital requirements. If such funds are insufficient, affiliates of certain of the BHAC Inside Stockholders have agreed to pay the funds necessary to complete such liquidation (in an amount not to exceed $15,000) and have agreed not to seek repayment of such expenses.

Under the Delaware General Corporation Law (the “DGCL”), stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions can be made to stockholders, any liability stockholders may have with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

However, because the Company will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at the time of the adoption of the plan that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the ten years following our dissolution. Since we are a blank check company, rather than an operating company, and our operations are limited to searching for prospective target businesses to acquire, the only likely claims to arise are from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.

Approval of the Charter Amendment proposal will constitute consent for BHAC to instruct the trustee to (i) remove from the trust account an amount (the “Withdrawal Amount”) equal to the pro rata portion of funds available in the trust account relating to the redeemed public shares and (ii) deliver to the holders of such redeemed public shares their pro rata portion of the Withdrawal Amount. The remainder of such funds shall remain in the trust account and be available for use by BHAC to complete a business combination on or before the Extended Termination Date. Holders of public shares who do not redeem their public shares now, will retain their redemption rights and their ability to vote on a business combination through the Extended Termination Date if the Charter Amendment is approved.

Once the Charter Amendment becomes effective, the Company will amend the Trust Agreement to permit the withdrawal of the Withdrawal Amount from the trust account.

The record date for the special meeting is June 18, 2018. Record holders of BHAC common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 2,246,236 outstanding shares of Company common stock including 877,969 outstanding public shares. The Company’s rights and warrants do not have voting rights.

This proxy statement contains important information about the special meeting and the proposal. Please read it carefully and vote your shares.

This notice of proxy is dated June 19, 2018 and is first being mailed to stockholders on or about that date, with the mailing of the proxy statement to follow soon thereafter.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR STOCKHOLDERS

The following questions and answers briefly address some commonly asked questions about the proposal to be presented at the special meeting, including with respect to the Charter Amendment. The following questions and answers do not include all the information that is important to our stockholders. We urge stockholders to read carefully this entire proxy statement, including the annexes and the other documents referred to herein.

Q:	Why am I receiving this proxy statement?

BHAC is a blank check company incorporated in July 2014 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. In February 2015, the Company consummated its IPO from which it derived gross proceeds of $40,000,000. Like most blank check companies, our charter provides for the return of the IPO proceeds held in trust to the holders of shares of common stock sold in the IPO if no qualifying business combinations are consummated on or before a certain date (in our case, June 30, 2018). The board of directors believes that it is in the best interests of the stockholders to continue the Company’s existence until the Extended Termination Date in order to allow the Company more time to complete an initial business combination, and is submitting this proposal to the stockholders to vote upon.

You are also being asked to direct the chairman of the special meeting to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Charter Amendment.

Q:	What is being voted on?

A:	You are being asked to vote on a proposal to amend (the “Charter Amendment”) the Company’s amended and restated certificate of incorporation (the “charter”) to extend the date by which the Company has to consummate a business combination (the “Extension”) for an additional three months, from June 30, 2018 (the “Current Termination Date”) to October 31, 2018 (the “Extended Termination Date”)

If the Extension is implemented, the stockholders’ approval of the Charter Amendment proposal will also constitute consent for BHAC to remove the Withdrawal Amount from the trust account, deliver to the holders of redeemed public shares their pro rata portion of the Withdrawal Amount and retain the remainder of the funds in the trust account for the Company’s use in connection with consummating a business combination on or before the Extended Termination Date.

We will not proceed if we do not have at least $5,000,001 of net tangible assets following approval of the Charter Amendment proposal, after taking into account the Election.

If the Charter Amendment proposal is approved and the Extension is implemented by BHAC, the removal of the Withdrawal Amount from the trust account in connection with the Election will reduce the amount held in the trust account following the Election. The Company cannot predict the amount that will remain in the trust account if the Charter Amendment proposal is approved; and the amount remaining in the trust account may be significantly reduced from the approximately $9.41 million that was in the trust account as of June 15, 2018. In such event, BHAC may need to obtain additional funds to complete a business combination and there can be no assurance that such funds will be available on terms acceptable to the parties or at all.

If the Charter Amendment proposal is not approved or if the Charter Amendment proposal is approved and we have not completed a business combination by the Extended Termination Date, we will (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest income (net of taxes payable and any amounts released to us to fund our working capital requirements), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (c) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

BHAC’s initial stockholders have waived their rights to participate in any liquidation distribution with respect to their insider shares. There will be no distribution from the trust account with respect to our rights and warrants, which will expire worthless in the event we wind up. We will pay the costs of any liquidation from our remaining assets outside of the trust account and from the interest income on the balance of the trust account (net income and other tax obligations) that may be released to us to fund our working capital requirements. If such funds are insufficient, affiliates of the BHAC Inside Stockholders have agreed to pay the funds necessary to complete such liquidation (in an amount not to exceed $15,000) and have agreed not to seek repayment of such expenses.

You are also being asked to direct the chairman of the special meeting to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Charter Amendment.

Q:	How many votes do I have at the special meeting?

A:	Our stockholders are entitled to one vote at the special meeting for each share of Company common stock held of record as of June 18, 2018, the record date for the special meeting. As of the close of business on the record date, there were 2,246,236 outstanding shares of our common stock.

Q:	What constitutes a quorum at the special meeting?

A:	Holders of a majority in voting power of the Company’s common stock issued and outstanding and entitled to vote at the special meeting, present in person or represented by proxy, constitute a quorum. In the absence of a quorum, a majority of our stockholders, present in person or represented by proxy, will have the power to adjourn the special meeting. As of the record date for the special meeting, 1,123,119 shares of our common stock would be required to achieve a quorum.

Q:	Why is the Company proposing the Charter Amendment proposal?

A:	BHAC’s charter provides for the return of the IPO proceeds held in trust to the holders of shares of common stock sold in the IPO if no qualifying business combinations are consummated on or before June 30, 2018.

You are not being asked to vote on a business combination at this time. If the Extension is implemented and you do not elect to redeem your public shares, you will retain the right to vote on any proposed business combination when it is submitted to stockholders and the right to redeem your public shares for a pro rata portion of the trust account in the event such business combination is approved and completed by the Extended Date.

Q:	Why should I vote for the Charter Amendment proposal?

A:	BHAC’s board of directors believes stockholders should have an opportunity to evaluate a potential business combination. Accordingly, the Company’s board is proposing the Charter Amendment to extend the date by which it has to complete a business combination until the Extended Termination Date and to allow for the Election. The Extension would give the Company the opportunity to hold a stockholder vote for the approval of a potential business combination.

Q:	How do the Company’s insiders intend to vote their shares?

A:	All of the Company’s directors, executive officers and their respective affiliates are expected to vote any common stock over which they have voting control (including any public shares owned by them) in favor of the Charter Amendment, and, if necessary, the Adjournment Proposal.

Certain of our insider stockholders, including Barington Companies Advisors, LLC, Hilco Global, Hilco Merchant Resources, LLC, Sweiss Ventures, LLC, JS Equities, LLC, BAG Spac 1, LLC, PLA99, LLC and Oreva Partners, LLC (collectively, the “BHAC Inside Stockholders”), who own in the aggregate a total of 1,285,767 shares of common stock or 57.2% of the Company’s 2,246,236 outstanding shares, have indicated that they will vote their shares IN FAVOR of the Charter Amendment Proposal. Therefore, we believe approval of the Charter Amendment Proposal is assured.

BHAC’s directors, executive officers and their respective affiliates are not entitled to redeem their insider shares. With respect to shares purchased on the open market by the Company’s directors, executive officers and their respective affiliates, such public shares may be redeemed. On the record date, the Company’s directors, executive officers and their affiliates beneficially owned and were entitled to vote 1,073,267 insider shares, representing approximately 39% of BHAC’s issued and outstanding common stock. The Company’s directors, executive officers and their affiliates did not beneficially own any public shares as of such date.

Q:	How are the Company’s insiders’ interests in the Charter Amendment Proposal different from those of the public stockholders?

A:	Our directors and officers will lose their entire investment in the Company if an initial business combination is not completed by the termination date set forth in the charter. If the Charter Amendment is approved, the Company will have more time to attain stockholder approval for a business combination and the insiders are less likely to lose their investment in the Company.

Q:	What vote is required to adopt the Charter Amendment?

Approval of the Charter Amendment requires the affirmative vote of holders of a majority of our outstanding shares of common stock. As of the date of this proxy statement an aggregate of 2,246,236 shares of Company common stock are issued and outstanding. The board of directors of BHAC has already approved the Charter Amendment.

As set forth above, certain of the BHAC Inside Stockholders who own in the aggregate a total of 1,285,767 shares of common stock or 57.2% of the Company’s outstanding shares have indicated that they will vote in factor of the Charter Amendment Proposal. Therefore, assuming the special meeting is held on June 30, 2018, we believe approval of the Charter Amendment Proposal is assured.

Q:	What if I don’t want to vote for the Charter Amendment Proposal?

A:	If you do not want the Charter Amendment Proposal to be approved, you must abstain, not vote, or vote against the proposal. If the Charter Amendment is approved, and the Extension is implemented, the Withdrawal Amount will be withdrawn from the trust account and paid to the redeeming public stockholders.

Broker non-votes, abstentions or the failure to vote on the Charter Amendment will have the same effect as votes “AGAINST” the Charter Amendment.

Q:	What happens if the Charter Amendment is not approved?

A:	If the Charter Amendment is not approved at the special meeting and we have not consummated a business combination by June 30, 2018, we will (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest income (net of taxes payable and any amounts released to us to fund our working capital requirements), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (c) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

BHAC’s initial stockholders waived their rights to participate in any liquidation distribution with respect to their insider shares. There will be no distribution from the trust account with respect to our rights and warrants which will expire worthless in the event we wind up. We will pay the costs of any liquidation from our remaining assets outside of the trust account and from the interest income on the balance of the trust account (net income and other tax obligations) that may be released to us to fund our working capital requirements. If such funds are insufficient, affiliates of Barington/Hilco Acquisition Corp. have agreed to pay the funds necessary to complete such liquidation (in an amount not to exceed $15,000) and have agreed not to seek repayment of such expenses.

Q:	If the Charter Amendment is approved, what happens next?

A:	If the Charter Amendment is approved at the special meeting, the Company will file an amendment to the charter with the Secretary of State of the State of Delaware in the form of Annex A hereto and continue its efforts to obtain approval for an initial business combination at a special meeting of its stockholders prior to the Extended Termination Date.

If the Charter Amendment is approved, the removal of the Withdrawal Amount from the trust account in respect of any redeemed public shares will reduce the amount remaining in the trust account and increase the percentage interest of BHAC’s common stock held by the Company’s initial stockholders through the insider shares.

If the Charter Amendment is approved but the Company does not complete a business combination by the Extended Termination Date, we will (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest income (net of taxes payable and any amounts released to us to fund our working capital requirements), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (c) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

BHAC’s initial stockholders waived their rights to participate in any liquidation distribution with respect to their insider shares. There will be no distribution from the trust account with respect to our rights and warrants which will expire worthless in the event we wind up.

If the Charter Amendment is approved, although the Company will continue to be listed on the Nasdaq Capital Market (“NASDAQ”), the Company may not be able to continue to meet the listing standards of NASDAQ. On February 5, 2015, the Securities and Exchange Commission declared the Company’s IPO registration statement effective and the Company’s securities became listed on NASDAQ. Under NASDAQ listing rule IM-5101-2 (the “Listing Rule”), the Company is required to complete a business combination within 36 months of the effectiveness of its IPO registration statement (i.e., by February 5, 2018) in order to remain listed on NASDAQ. BHAC intends to request NASDAQ to extend such date to as late as October 31, 2018 or sooner on or prior to the Extended Termination Date. There is no assurance that the Company will not receive a delisting letter from NASDAQ. Upon receipt of any such delisting letter, the Company will have the option to appeal NASDAQ’s determination. To the extent that the Company receives a delisting letter and has signed a stock purchase or merger agreement by July 31, 2018, the Company intends to appeal the NASDAQ delisting in order to permit the continued listing of the Company on NASDAQ so that the Company can consummate the initial business combination by the Extended Termination Date. If the Company is not successful in its appeal to NASDAQ, the Company will either (1) seek to have its securities quoted on the over-the-counter market, or (2) take steps to wind down the Company.

BHAC shall have no obligation to implement the Extension, even if the Charter Proposal is approved.

Q:	As long as I vote, would I still be able to exercise my redemption rights if I vote against the proposal?

A:	You may exercise your redemption rights whether you vote your shares of BHAC common stock for or against the Charter Amendment. As a result, the proposal can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a less liquid trading market, fewer stockholders, less cash and the potential inability to meet the listing standards of NASDAQ.

Unless you elect to redeem all of your shares in connection with the special meeting, you will be able to vote on an initial business combination if and when one is submitted to stockholders. If you vote against an initial business combination, you will retain your right to redeem your public shares upon consummation of a business combination in connection with the stockholder vote to approve the business combination, subject to any limitations set forth in the Company’s charter.

Q:	How do I exercise my redemption rights?

A:	In order to exercise your redemption rights, you must (i) check the box on the proxy card to elect redemption, (ii) affirmatively vote either for or against the Charter Amendment and (iii) prior to 5:00 p.m., Eastern time on June 28, 2018 (two business days before the special meeting), (x) submit a written request to our transfer agent that we redeem your public shares for cash, and (y) deliver your stock to our transfer agent physically or electronically through Depository Trust Company, or DTC. The address of Continental Stock Transfer & Trust Company, our transfer agent, is listed under the question “Who can help answer my questions?” below.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the vote is taken with respect to the Charter Amendment. If you delivered your shares for redemption to our transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the phone number or address listed under the question “Who can help answer my questions?” below.

Q:	What are the federal income tax consequences of exercising my redemption rights?

A:	BHAC stockholders who exercise their redemption rights to receive cash from the trust account in exchange for their shares of BHAC common stock generally will be required to treat the transaction as a sale of such shares and recognize gain or loss upon the redemption in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the shares of BHAC common stock redeemed. Such gain or loss should be treated as capital gain or loss if such shares were held as a capital asset on the date of the redemption. The redemption, however, may be treated as a distribution if it does not effect a meaningful reduction in the redeeming stockholder’s percentage ownership in BHAC, taking into account certain attribution rules. Any such distribution will be treated as dividend income to the extent of our current or accumulated earnings and profits. Any distribution in excess of our earnings and profits will reduce the redeeming stockholders’ basis in the BHAC common stock, and any remaining excess will be treated as gain realized on the sale or other disposition of the BHAC common stock.

The above is not intended to constitute tax advice and stockholders are encouraged to consult with their own tax advisors.

Q:	If I am a BHAC warrantholder or rightholder, can I exercise redemption rights with respect to my warrants or rights?

A:	No. The holders of our warrants or rights have no redemption rights with respect to our warrants or rights.

Q:	If I am a BHAC unit holder, can I exercise redemption rights with respect to my units?

A:	No. Holders of outstanding units must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares.

If you hold units registered in your own name, you must deliver the certificate for such units to Continental Stock Transfer & Trust Company, our transfer agent, with written instructions to separate such units into public shares, public rights and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights with respect to the public shares upon the separation of the public shares from the units. See “How do I exercise my redemption rights?” above. The address of Continental Stock Transfer & Trust Company is listed under the question “Who can help answer my questions?” below.

If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, our transfer agent. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s deposit withdrawal at custodian (DWAC) system, a withdrawal of the relevant units and a deposit of an equal number of public shares, public rights and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights with respect to the public shares upon the separation of the public shares from the units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Q:	What if I do not exercise my redemption rights?

A:	The Company has agreed, if the Charter Amendment is approved and the Extension is implemented by BHAC, to deposit in the trust account established in connection with the Company’s public offering $0.04 for each public share that is not converted in connection with the stockholder vote to approve the Extension, for each 30-day period, or portion thereof, that is needed by BHAC to complete its initial business combination from June 30, 2018 (the date by which BHAC is currently required to complete its initial business combination) until the October 31, 2018 Extended Termination Date (each such deposit, a “Contribution”). The Company currently has 877,969 public shares issued and outstanding. Furthermore, if the Charter Amendment is approved and the Extension is implemented by BHAC, the Company has agreed to prepay the Contribution for the thirty day period from June 30, 2018 (the date by which BHAC is currently required to complete its initial business combination) to July 31, 2018. If the Company is unable to consummate a business combination by July 31, 2018, the Company may extend the period of time to consummate a business combination up to two times, each by an additional one month period (potentially providing the Company with a total of two months from July 31, 2018 to complete the business combination). Accordingly, if BHAC takes until October 31, 2018 to complete its initial business combination, which would represent two three 30-day periods, the Company would make aggregate Contributions of approximately $140,500 (assuming no public shares were converted). Each Contribution will be deposited in the trust account established in connection with BHAC’s initial public offering. For the first one month period, the Contribution will be deposited on or before July 10, 2018 and for each monthly period thereafter at the beginning of each such 30-day period (or portion thereof). Accordingly, if the Charter Amendment is approved and the Extension is implemented and BHAC takes the full time through the Extended Termination Date to complete the initial business combination, the conversion amount per share at the meeting for such business combination or BHAC’s subsequent liquidation will be approximately $10.88 per share, in comparison to the current conversion amount of $10.71 per share (assuming no redemptions). The Company will not make any Contribution unless the Charter Amendment is approved and the Extension is implemented by BHAC. The Contribution(s) will be paid from funds loaned to the Company by one of the principals of the Company or a third party. The Contribution(s) will not bear any interest and will be repayable by BHAC to the lender upon consummation of our initial business combination. The loans will be forgiven if BHAC’s initial business combination is not completed.

Q:	What do I need to do now?

A:	You are urged to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the Charter Amendment and the Adjournment Proposal will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:	How do I vote?

A:	If you were a holder of record of our common stock on June 18, 2018, the record date for the special meeting, you may vote with respect to the proposal in person at the special meeting, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the special meeting and vote in person, obtain a proxy from your broker, bank or nominee.

Q:	What will happen if I abstain from voting or fail to vote at the special meeting?

A:	At the special meeting, we will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. A failure to vote or an abstention will have the same effect as a vote “AGAINST” the Charter Amendment. Additionally, if you abstain from voting or fail to vote at the special meeting, you will not be able to exercise your redemption rights (as described above).

Q:	What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:	Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” the Charter Amendment proposal described herein.

Q:	If I am not going to attend the special meeting in person, should I return my proxy card instead?

A:	Yes. Whether you plan to attend the special meeting or not, please read the enclosed proxy statement carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:	If my shares are held in “street name,” will my broker, bank or other nominee automatically vote my shares for me?

A:	No. Under the rules of various national and regional securities exchanges, your broker, bank or other nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. We believe the proposal presented to the stockholders at the special meeting will be considered non-discretionary and therefore your broker, bank or other nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your broker, bank or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purpose of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting. Your broker, bank or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your nominee to vote your shares in accordance with directions you provide.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may change your vote by sending a later-dated, signed proxy card to our secretary at the address listed below so that it is received by our secretary prior to the special meeting or by attending the special meeting in person and voting. You also may revoke your proxy by sending a notice of revocation to our secretary, which must be received by our secretary prior to the special meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:	BHAC will pay the cost of soliciting proxies for the special meeting. BHAC has engaged Advantage Proxy, Inc. to assist in the solicitation of proxies for the special meeting. BHAC has agreed to pay Advantage Proxy, Inc. a fee of $4,000, plus costs and expenses and a per call fee for any incoming or outgoing stockholder calls for such services, which fee also includes Advantage Proxy, Inc. acting as the inspector of elections at the special meeting. BHAC will reimburse Advantage Proxy, Inc. for reasonable out-of-pocket expenses and will indemnify Advantage Proxy, Inc. and its affiliates against certain claims, liabilities, losses, damages and expenses. BHAC will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of BHAC’s common stock for their expenses in forwarding soliciting materials to beneficial owners of BHAC’s common stock and in obtaining voting instructions from those beneficial owners. Our directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	Who can help answer my questions?

A:	If you have questions about the proposal or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact our proxy solicitor at:

Advantage Proxy, Inc.

P.O. Box 13581

Des Moines, WA 98198

Attn: Karen Smith

Email: ksmith@advantageproxy.com

Toll Free Phone: (877) 870-8565

Tel: (206) 870-8565

To obtain timely delivery, our stockholders must request the materials no later than five business days prior to the special meeting.

You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to seek redemption of your public shares, you will need to send a letter requesting redemption and deliver your stock (either physically or electronically) to our transfer agent at least two business days prior to the special meeting. If you have questions regarding the redemption or delivery of your stock, please contact:

Continental Stock Transfer & Trust Company

1 State Street Plaza, 30th Floor

New York, New York 10004

Attn: Mark Zimkind

E-mail: mzimkind@continentalstock.com

SPECIAL MEETING OF BARINGTON/HILCO ACQUISITION CORP.
STOCKHOLDERS

General

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting of stockholders to be held on June 30, 2018, and at any adjournment or postponement thereof. This proxy statement is first being furnished to our stockholders on or about June 19, 2018. This proxy statement provides you with information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

The Company reserves the right at any time to cancel the special meeting and not to submit to stockholders or implement the proposal.

Date, Time and Place of Special Meeting

The special meeting will be held at 11:00 a.m. Eastern time, on Saturday, June 30, 2018, at the offices of CKR Law, LLP, 1330 Avenue of the Americas, New York, New York 10019, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposal set forth in this proxy statement.

THE CHARTER AMENDMENT

The proposed Charter Amendment would amend our existing charter to extend the date by which the Company has to consummate a business combination (the “Extension”) for an additional four (4) months, from June 30, 2018 (the “Current Termination Date”) to October 31, 2018 (the “Extended Termination Date”). The complete text of the proposed amendment is attached to this proxy statement as Annex A. All stockholders are encouraged to read the proposed amendment in its entirety for a more complete description of its terms.

Reasons for the Proposed Charter Amendment

BHAC is proposing to amend its charter to extend the date by which it has to consummate a business combination from June 30, 2018 to the Extended Termination Date.

The Charter Amendment is essential to allowing the Company more time to consummate an initial business combination. We are holding the special meeting in order to provide the Company sufficient time to close an initial business combination. Approval of the Charter Amendment is a condition to the implementation of the Extension.

If the Charter Amendment proposal is not approved and we have not consummated a business combination by June 30, 2018, we will (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest income (net of taxes payable and any amounts released to us to fund our working capital requirements), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (c) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no distribution from the trust account with respect to our rights and warrants which will expire worthless in the event we wind up.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of our common stock at the close of business on June 18, 2018, which is the record date for the special meeting. You are entitled to one vote for each share of our common stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 2,246,236 shares of BHAC common stock outstanding, of which 877,969 are public shares, 1,073,267 are shares held by our Inside Stockholders and independent directors and affiliates and 295,000 are private units held by our Inside Stockholders and EarlyBirdCapital, Inc. (“EBC”).

Quorum and Required Vote for Charter Amendment Proposal for the Special Meeting

A quorum of our stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if a majority of the common stock outstanding and entitled to vote at the special meeting is represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum. Broker non-votes will not be counted for the purpose of determining the existence of a quorum.

The approval of the Charter Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Accordingly, a BHAC stockholder’s failure to vote by proxy or to vote in person at the special meeting, an abstention from voting, or a broker non-vote with regard to the Charter Amendment will have the same effect as a vote “AGAINST” the Charter Amendment.

Approval of the Charter Amendment requires the affirmative vote of holders of a majority of our outstanding shares of common stock. As at the date of this proxy statement an aggregate of 2,246,236 shares of Company common stock are issued and outstanding. The board of directors of BHAC has already approved the Charter Amendment.

As set forth above, certain of the BHAC Inside Stockholders who own in the aggregate a total of 1,285,767 shares of common stock or 57.2% of the Company’s outstanding shares have indicated that they will approve the Charter Amendment Proposal. Therefore, assuming the special meeting is held on June 30, 2018, approval of the Charter Amendment Proposal is expected.

Recommendation to BHAC Stockholders

Our board of directors believes that the Charter Amendment to be presented at the special meeting is in the best interests of the Company and our stockholders and unanimously recommends that its stockholders vote “FOR” the Charter Amendment.

Broker Non-Votes and Abstentions

Under the rules of various national and regional securities exchanges, your broker, bank or other nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or other nominee. We believe the proposal presented to our stockholders will be considered non-discretionary and therefore your broker, bank or other nominee cannot vote your shares without your instructions. If you do not provide instructions with your proxy, your broker, bank or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank or nominee is not voting your shares is referred to as a “broker non-vote.”

Abstentions are considered present for the purposes of establishing a quorum but will have the same effect as a vote “AGAINST” the Charter Amendment.

Voting Your Shares

Each share of our common stock that you own in your name entitles you to one vote on each proposal for the special meeting. Your one or more proxy cards show the number of shares of our common stock that you own.

☐	You can vote your shares in advance of the special meeting by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee to ensure that your shares are represented and voted at the special meeting. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of our common stock will be voted as recommended by our board of directors. Our board of directors recommends voting “FOR” the Charter Amendment.

☐	You can attend the special meeting and vote in person even if you have previously voted by submitting a proxy. You will be given a ballot when you arrive. However, if your shares of common stock are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of common stock.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the special meeting or at such meeting by doing any one of the following:

☐	you may send another proxy card with a later date;

☐	you may notify Karen Smith of Advantage Proxy, Inc., our proxy solicitor, by telephone at (206) 870-8565, by email at ksmith@advantageproxy.com or in writing to Advantage Proxy, Inc., P.O. Box 13581, Des Moines, WA 98198 before the special meeting that you have revoked your proxy; or

☐	you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

No Additional Matters May Be Presented at the Special Meeting

The special meeting has been called only to consider the approval of the Charter Amendment and, if necessary, the Adjournment Proposal. Under our bylaws, other than procedural matters incident to the conduct of the special meeting, no other matters may be considered at the special meeting if they are not included in this proxy statement, which serves as the notice of the special meeting.

Who Can Answer Your Questions About Voting

If you have any questions about how to vote or direct a vote in respect of your shares of our common stock, you may call Advantage Proxy, Inc., our proxy solicitor, at (877) 870-8565 (toll free).

Redemption Rights

Pursuant to our currently existing charter, any holders of our public shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the trust account, less taxes payable or amounts released to us for working capital, calculated as of two business days prior to the special meeting. If you affirmatively vote for or against the Charter Amendment, your request is properly made and the Charter Amendment is approved, these shares will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the trust account which holds the proceeds of our IPO (calculated as of two business days prior to the special meeting, less taxes payable or amounts released to us for working capital). For illustrative purposes, based on funds in the trust account of approximately $9.41 million on June 15, 2018, the estimated per share redemption price would have been approximately $10.71.

☐	In order to exercise your redemption rights, you must:

☐	check the box on the proxy card to elect redemption;

☐	affirmatively vote for or against the Charter Amendment;

☐	submit a request in writing prior to 5:00 p.m., Eastern time on June 27, 2018 (two business days before the special meeting) that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, at the following address:

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004

Attn: Mark Zimkind

E-mail: mzimkind@continentalstock.com

and

☐	deliver your public shares either physically or electronically through DTC to our transfer agent at least two business days before the special meeting. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their broker, bank or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests (and submitting shares to the transfer agent) and thereafter, with our consent, until the vote is taken with respect to the Charter Amendment. If you delivered your shares for redemption to our transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the phone number or address listed above.

Prior to exercising redemption rights, stockholders should verify the market price of our common stock, as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of our common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our common stock when you wish to sell your shares.

If you exercise your redemption rights, your shares of our common stock will cease to be outstanding immediately prior to the special meeting and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the trust account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the Company, if any. You will be entitled to receive cash for these shares only if you properly and timely request redemption.

Since we will be unable to consummate a business combination by June 30, 2018, if the Charter Amendment is not approved, we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public stockholders and our warrants to purchase common stock, as well as our rights to receive shares of our common stock upon consummation of an initial business combination, will expire worthless.

Holders of outstanding units must separate the underlying public shares, public rights and public warrants prior to exercising redemption rights with respect to the public shares.

If you hold units registered in your own name, you must deliver the certificate for such units to Continental Stock Transfer & Trust Company with written instructions to separate such units into public shares, public rights and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights with respect to the public shares upon the separation of the public shares from the units.

If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s deposit withdrawal at custodian (DWAC) system, a withdrawal of the relevant units and a deposit of an equal number of public shares, public rights and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights with respect to the public shares upon the separation of the public shares from the units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR
STOCKHOLDERS VOTE “FOR” THE CHARTER AMENDMENT.

INFORMATION ABOUT BARINGTON/HILCO ACQUISITION CORP.

General

We are a blank check company incorporated in Delaware on July 24, 2014 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Our sponsors include affiliates of Barington/Hilco Acquisition Corp. Although our efforts to identify a target business will not be limited to a particular industry or geographic region, we intend to focus on consumer focused businesses located in the United States, an area where our sponsors and our directors have significant investing and operating experience.

In February 2015, we consummated our initial public offering of 4 million units at a price of $10.00 per unit, with each unit consisting of one share of our common stock, one right to receive one-tenth (1/10) of one share of common stock and one warrant to purchase one-half of one share of our common stock at an exercise price of $6.75 per one-half of one share ($12.50 per whole share). The shares of our common stock sold as part of the units in our IPO are referred to in this report as our “public shares.” The units in our IPO were sold at an offering price of $10.00 per unit, generating total gross proceeds of approximately $40,000,000. Prior to the consummation of our IPO, in September and October 2014, our Sponsors purchased 1,150,000 shares of common stock, which are referred to herein as “insider shares,” for a purchase price of $25,000, or approximately $0.02 per share. Simultaneously with the IPO, the Company’s sponsors and EarlyBirdCapital, Inc. (“EBC”) purchased 295,000 Private Units (285,000 Units by the Company’s sponsors and 10,000 Units by EBC) at a price of $10.00 per Unit ($2,950,000 in the aggregate) from the Company in a private placement. The proceeds from the Private Units were added to the net proceeds from the IPO held in the Trust Account. On February 11, 2015, EBC notified the Company of its election to exercise its over-allotment option to the extent of 293,069 Units. The sale of the additional Units closed on February 18, 2015 at $10.00 per Unit, generating total gross proceeds of $2,930,690. Following the closing of the over-allotment, an additional $2,842,769 of net proceeds was placed in the Trust Account, resulting in $43,642,769 (approximately $10.17 per Unit) held in trust account. As a result of the underwriters’ determination not to exercise their over-allotment option to purchase additional units, certain of our initial stockholders forfeited an aggregate of 76,733 shares of common stock. The insider shares and the Private Units will be worthless if we do not complete an initial business combination.

On February 10, 2017, the Company held a special meeting of stockholders. At the meeting, the stockholders approved an amendment to the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate a business combination for an additional six months, from February 11, 2017 to August 11, 2017 (the “Initial Charter Amendment”). The number of shares of common stock presented for redemption in connection with the Initial Charter Amendment was 911,200. At the special meeting, the stockholders also approved the election of James A. Mitarotonda, Jared L. Landaw, Jeffrey B. Hecktman, Robert Mettler, Frank R. Mori and Jeffrey D. Nuechterlein as directors, to hold office until the annual meeting of stockholders in 2018, or until their successors are elected and qualified (the “Director Election Proposal”), and the ratification of the Company’s audit committee’s selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (the “Auditor Proposal”). In the proxy statement for the special meeting, the Company’s insiders announced that they, or their affiliates, would deposit into the Company’s trust account $0.025 for each public share that is not converted in connection with the stockholder vote to approve the extension, for each 30-day period, or portion thereof, that was needed by the Company to complete its initial business combination from February 11, 2017 until August 11, 2017 (the “Contribution”). Each Contribution would be deposited in the trust account established in connection with BHAC’s initial public offering at the beginning of such 30-day period (or portion thereof).

On May 12, 2017, the Company entered into a merger agreement (the “Oomba Merger Agreement”) with Oomba, Inc., a specialized social media and software development company. On November 29, 2017, the Company terminated the Merger Agreement because Oomba had breached its obligations under the Merger Agreement by, among other things, failing to provide audited financial statements on or before May 31, 2017.

On July 31, 2017, the Company held a special meeting of stockholders. At the meeting, the stockholders approved an amendment to the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate a business combination for an additional five months, from August 11, 2017 to December 31, 2017 (the “Second Charter Amendment”). The number of shares of common stock presented for redemption in connection with the Second Charter Amendment was 1,966,096. In the proxy statement for the special meeting, the Company’s insiders announced that they, or their affiliates, would deposit into the Company’s trust account $0.025 for each public share that is not converted in connection with the stockholder vote to approve the extension, for each 30-day period, or portion thereof, that was needed by the Company to complete its initial business combination from August 11, 2017 until December 31, 2017 (the “Contribution”). Each Contribution would be deposited in the trust account established in connection with BHAC’s initial public offering at the beginning of such 30-day period (or portion thereof).

On December 28, 2017, the Company held a special meeting of stockholders. At the meeting, the stockholders approved an amendment (the “Third Charter Amendment”) to the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate a business combination (the “Extension”) for an additional twenty six (26) weeks, from December 31, 2017 to June 30, 2018. The affirmative vote of a majority of the outstanding shares of the Company’s common stock was required to approve the Charter Amendment. Holders of 2,480,740 shares approved the Third Charter Amendment.

The number of shares of common stock presented for redemption in connection with the Charter Amendment was 537,804. In the proxy statement for the meeting, it was announced that $0.04 would be deposited into the Company’s trust account for each public share that is not converted in connection with the stockholder vote to approve the Extension, for each 30-day period, or portion thereof, that is needed by the Company to complete its initial business combination from December 31, 2017 until June 30, 2018 (the “Contribution”). Furthermore, the Company agreed to prepay the Contribution for the three-month period from December 31, 2017 (the date by which BHAC is currently required to complete its initial business combination) until March 31, 2018. For the first three-month period, the Contribution has been deposited in the trust account established in connection with BHAC’s initial public offering, and for each monthly period thereafter, the Contribution will be made at the beginning of each such 30-day period (or portion thereof). Accordingly, since BHAC did not complete the initial business combination by June 30, 2018, the conversion amount per share at the meeting for such business combination or BHAC’s subsequent liquidation will be approximately $10.71 per share.

The net proceeds of our initial public offering deposited into the trust account remain on deposit in the trust account earning interest. As of June 14, 2018, there was approximately $9.41 million held in the trust account and approximately $25,000 held outside the trust account available for working capital purposes.

Change of Control

On January 3, 2018, the Company, Barington Companies Advisors, LLC (“Barington”), Hilco Global (“Hilco Global”), Hilco Merchant Resources, LLC (“HMR” and, together with Hilco Global, collectively, “Hilco”), and certain additional parties, including members of the board of directors of the Company (together with Barington and Hilco, the “Sellers”), entered into an agreement (the “Change of Control Agreement”) with Sweiss Ventures, LLC, a Nevada limited liability company (“Sweiss”), DMZ1 Holdings, LLC, a New York limited liability company (“DMZ”), BAG Spac 1, LLC, a Delaware limited liability company (“BAG”), PLA99, LLC, a Delaware limited liability company (”PLA”), and Oreva Partners, LLC, a Delaware limited liability company (“Oreva” and together with Sweiss, DMZ, BAG and PLA, the “Investors”). DMZ subsequently assigned its rights under the Change of Control Agreement to an affiliate JS Equities, LLC (“JSE”).

Pursuant to the Change of Control Agreement, the Sellers agreed to transfer to the Investors an aggregate of (a) 1,035,767 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”), and (b) an aggregate of 142,500 warrants to purchase an additional 142,500 shares of Common Stock (collectively, the “Transferred Securities”). The 1,035,767 shares of Common Stock included in the Transferred Securities represented 96.5% of an aggregate of 1,073,267 insider promoter shares of Common Stock of the Company owned of record and beneficially by the Sellers (the “Insider Shares”). Under the Change of Control Agreement, the Sellers retained an aggregate of (i) 285,000 shares of Common Stock and associated rights, which entitle a holder to receive one-tenth (1/10) of a share of Common Stock (the “Rights”), and (ii) 37,500 promotional shares of Common Stock that were issued to directors and officers of the Company and the acting chief financial officer of the Company as compensation for their services to the Company.

Pending the Company’s ability to effect a business combination with an unaffiliated entity that is approved by the Company’s stockholders, the Insider Shares originally issued to the Sellers in connection with the formation of the Company as a special purpose acquisition corporation in 2014 were placed in escrow pursuant to a share escrow agreement dated as of February 5, 2015 by and among the Sellers, the Company and Continental Stock Transfer & Trust Company (“CSTC”). The Transferred Securities issued to the Investors will continue to be retained in escrow with CSTC pursuant to a separate letter agreement among the Sellers and the Investors, dated January 3, 2018. The Sellers also agreed to assign to the Investors their registration rights with respect to the Transferred Securities and the Investors agreed to comply with such registration rights agreement. In addition, the Investors agreed to provide certain indemnification rights to the Sellers and to maintain in effect the current directors’ and officers’ liability insurance policy maintained by the Company (or a policy of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the Sellers).

In consideration for their receipt of the Transferred Securities and its affiliates obtaining control of the board of directors of the Company, the Investors and its affiliates and associates (collectively, the “Investor Group”) agreed to use its and their best efforts to locate and consummate, on or prior to the June 30, 2018, a business combination for the Company acceptable to the Company’s stockholders. In addition, the Investors paid on behalf of the Company, or reimbursed the Sellers for, (i) $154,000, representing three months prepaid interest required to be paid by the Company to obtain an extension of the date by which the Company has to complete a business combination, and other accrued fees and expenses, and agreed pay to approximately $59,229 in additional documented Company expenses within 30 days. The Investors also agreed to assume responsibility for all ongoing costs and expenses of the Company, including, without limitation, interest expenses associated with the Extension and costs and expenses associated with running and maintaining a publicly traded company following the closing of the transactions contemplated by this Agreement.

Pursuant to the Change of Control Agreement, the Company terminated the use of office space, administrative, technology and secretarial services at the offices of an affiliate of the Company located at 888 Seventh Avenue, New York, NY 10019. The Agreement also provides that, upon the earlier to occur of (a) the next annual or special meeting of stockholders of the Company, or (b) the special meeting of stockholders of the Company to approve a business combination, the Company shall seek to amend its certificate of incorporation to change the name of the Company to one not having the words “Barington” or “Hilco” or any combination thereof in the corporate name.

Under the terms of the Change of Control Agreement, each of Jared L. Landaw, Jeffrey B. Hecktman, Robert Mettler, Frank R. Mori, James A. Mitarotonda and Jeffrey D. Nuechterlein, representing the entire former board of directors of the Company, resigned as directors effective as of the close of business January 4, 2018, and Paul Abramowitz, Justin Ehrlich, Marc Beilinson and Colin Conway have been appointed directors of the Company, with Mr. Levin serving as Chairman of the Board. In addition, Cory Lipoff, Jeffrey D. Nuechterlein and Jared L. Landaw each resigned as officers of the Company, and Mr. Abramowitz has been appointed as Chief Executive Officer and President of the Company, effective as of the close of business on January 4, 2018.

Mr. Abramowitz is the manager of PLA, Mr. Beilinson is the manager of BAG, Mr. Ehrlich is the manager of JSE and Mr. Levin is the manager of Sweiss.

Set forth below is a summary of the business backgrounds of each of Messrs. Abramowitz, Beilinson, Conway, Ehrlich and Levin.

Paul Abramowitz. From 2008 to the present, Mr. Abramowitz has been the president and Chief Executive Officer of Liquidity Capital Group, LLC, a private company engaged in making direct investments in assets of and claims against companies subject to Chapter 11 and Chapter 7 proceedings under the Federal Bankruptcy Law. From 2006 to 2008, he served as President and CEO of Neah Power Systems, Inc., a micro fuel development company engaged in development of porous silicon to create higher fuel cell power. Under his leadership, Neah Power was revived after a shutdown, raised more than $15 million in financing, restructured its board of directors and management, and negotiated a strategic partnership with General Dynamics. From 2003 to 2004, Mr. Abramowitz was recruited by Paul Allen and Vulcan, Inc. to turn around Experience Learning Communities, a non-profit educational company. Since 1991, Mr. Abramowitz has been the CEO of Special Investments, Inc., a consulting company that specializes in debt reorganization and financings for major corporate clients. Mr. Abramowitz has a BS from Ohio State University and an MBA from the University of Southern California. The Company believes Mr. Abramowitz is well qualified to serve as Chief Executive Officer and a director of the Company based on his extensive experience in management and building value.

Marc Beilinson. For the past five years, Mr. Beilinson has been the Managing Partner of Beilinson Advisory Group, a financial restructuring and hospitality advisory group that specializes in assisting distress companies. Throughout his career, Mr. Beilinson has been active in the restructuring of complex commercial and real estate portfolios throughout the United States and has also specialized in restructuring real estate chains. Mr. Beilinson is currently the Chief Restructuring Officer/CEO of Eagle Hospitality. He previously served as the Chief Restructuring Officer/CEO of Innkeepers USA until January 2012. Mr. Beilinson has recently been appointed to the Board of Directors of MF Global Assurance Company by the Chapter 11 trustee of MF Global Assurance and has previously served on the Board of Directors of Wyndham Hotels, Apollo Real Estate Commercial Mortgage Inc., Innkeepers USA, Jameson Hotels and the University of California School of Law. Between 1992 and 2007, Mr. Beilinson practiced law with the firm of Pachulski, Stang, Ziehl & Jones, a nationally recognized law firm specializing in corporate restructuring. During his 25 years of practice, Mr. Beilinson spearheaded the operational and financial restructuring of nationally recognized companies such as American Rice, TreeSweet Juice Company, Coco’s Restaurants, General Cinema, Loews Cineplex, Wherehouse Entertainment and DirecTV Latin America. Mr. Beilinson graduated from UCLA, magna cum laude, and from UC Davis Law School. The Company believes Mr. Beilinson is well qualified to serve as a director of the Company based on his extensive experience in restructuring and reorganizing corporations.

Colin Conway. Since October 2016, Mr. Conway has been a managing director of Oreva Capital Corp., a Los Angeles based merchant bank focused on making direct investments in diversified, private operating companies.  Mr. Conway participated in the acquisition of Trans High Corporation in March 2017.  For four years prior to Oreva Capital, Mr. Conway served as a managing director at Vert Capital Corp., where he led the business development team and participated in the acquisition and restructuring of private operating companies in various industries including digital media, Internet, software and apparel. Adam E. Levin, our Chief Executive Officer, is the chief executive officer of Oreva Capital and was the chief executive officer of Vert Capital Corporation.  From 2010 to 2012, Mr. Conway was previously an associate director at Weston Capital Management, LLC, a Connecticut-based hedge fund and fund of funds. We believe Mr. Conway’s banking, investment and marketing experience will be an asset to the board of directors.

Justin Ehrlich. Justin Ehrlich is a partner in VE Equities LLC, a full-service real estate company with capabilities in investment, finance, asset management and construction. Justin is responsible for managing the firm’s real estate investment and finance activities and handling the company’s overall operations and asset management. He has completed more than $10 billion of luxury mixed-use and condominium projects in Manhattan and is also currently developing several mixed-use projects in California. In addition, Justin is a partner in Churchill Real Estate Holdings LLC, an alternative investment platform offering short term debt products to institutional and private clients. Mr. Ehrlich holds a BA in Business Administration from Boston University’s School of Management and earned a MS in Real Estate Finance and Investment from New York University. He served as the Secretary of the 125th Street Business Improvement District from 2008 to 2009. He has received numerous awards and honors from multiple industry organizations including the 2011 Developer of The Year Award from Young Jewish Professionals and was the Guest of Honor at the YJP 2014 Founders Gala at Cipriani Downtown. Mr. Ehrlich is currently on the Board of Directors for A Caring Hand and BDS Analytics. The Company believes that Mr. Ehrlich’s extensive experience in investments and finance make him well qualified to serve on the board of directors of the Company.

Adam Levin, Adam Levin is the founder of Hightimes Holdings Corp. and has served as its Chairman and Chief Executive Officer, since its inception in December 2016. Mr. Levin currently serves as the Chief Executive Officer of Hightimes Holdiing Corp. and is a member of the board of directors of Pride Media, Inc. He previously served as the Chairman of the Board of Directors of Pixelmags until its sale in 2016. Mr. Levin brings over 15 years of leadership experience running Internet-based technology and e-commerce companies.  Mr. Levin has been Managing Director of Oreva Capital Corp. since September 2016 and for five years prior to that was the Managing Director of Vert Capital Corp where he oversaw the day to day operations of the firm and led the acquisition of a number of companies. He has extensive experience in the fields of mobile, social networking, entertainment as well as venture capital and merger and acquisition strategies. Mr. Levin has been a featured speaker at CES, MIPTV, MONY Conference, CTIA, Wireless Influencers, and has been featured in The Wall Street Journal, The NY Times, Fortune, Bloomberg and Entrepreneur Magazine. He has appeared on CNN, NPR, MSNBC, HBO and Fox News.  Mr. Levin also served as Chief Executive Officer and a director of Bebo.com, Inc., a social networking and content website, from 2010 to 2012. Bebo.com, Inc. filed for protection under Chapter 11 of the United States Bankruptcy Code in May 2013. Mr. Levin was an officer of Bebo within the two-year period prior to the filing of the Chapter 11 petition but had resigned as an officer and director prior to such filing.  Mr. Levin earned a BA from Thomas Edison State College. We believe Mr. Levin’s extensive leadership experience in social media; e-commerce companies and venture capital will benefit the Company’s development and make him well qualified to serve on the Company’s board of directors.

Audit Committee

Prior to consummation of the transactions contemplated by the Change of Control Agreement, the Company’s audit committee of the board of directors consisted of Jeffrey D. Nuechterlein, Robert Mettler and Frank Mori, each of whom was an independent director. As a result of the Change of Control Agreement and the resignations of Messrs. Nuechterlein, Mettler and Mori as directors, the former members of the audit committee were replaced by Justin Ehrlich, Marc Beilinson and Adam E. Levin. Mr. Ehrlich is the chairman of the reconstituted audit committee. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

☐	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

☐	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

☐	discussing with management major risk assessment and risk management policies;

☐	monitoring the independence of the independent auditor;

☐	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

☐	reviewing and approving all related-party transactions;

☐	inquiring and discussing with management our compliance with applicable laws and regulations;

☐	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

☐	appointing or replacing the independent auditor;

☐	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

☐	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

☐	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee is composed exclusively of “independent directors” who are “financially literate,” each as defined under the NASDAQ listing standards. The NASDAQ listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, the Company has certified to NASDAQ that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Ehrlich qualifies as an “audit committee financial expert,” as defined under rules and regulations of the Securities and Exchange Commission.

Nominating Committee

As a result of the Change of Control Agreement and the resignations of Messrs. Mori, Mettler and Nuechterlein, the Company reconstituted the nominating committee of the board of directors to consist of Adam E. Levin, Justin Ehrlich and Colin Conway, each of whom is an independent director. Mr. Levin is the chairman of the nominating committee. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in our Nominating Committee Charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of our stockholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background, integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Compensation Committee

As a result of the Agreement and the resignations of Messrs. Mori, Mettler and Nuechterlein, the Company reconstituted the compensation committee of the board of directors to consist of Adam E. Levin and Colin Conway, each of whom is an independent director. Mr. Levin is the chairman of the compensation committee. The compensation committee will determine the salary, fees or other compensation (including any cash-based and equity-based compensation plans and arrangements) to be paid to our officers and directors. No salary, fees or other compensation will be paid to any officers and directors until the Company consummates its initial business combination. Therefore, the compensation committee will not conduct any meetings until after the Company consummates its initial business combination.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to the Company regarding the actual beneficial ownership of our common stock as of the record date for the special meeting by:

☐	each person who is the beneficial owner of more than 5% of the outstanding shares of our common stock;

☐	each of our current executive officers and directors; and

☐	all executive officers and directors of the Company as a group.

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding the Company or its securities, the initial stockholders and/or their affiliates may enter into a written plan to purchase the Company’s securities pursuant to Rule 10b5-1 of the Exchange Act, and may engage in other public market purchases, as well as private purchases, of securities. The ownership percentages listed below do not include any such shares that may be purchased after the record date.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of our common stock is based on 2,246,236 shares of common stock issued and outstanding as of the record date.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Pursuant to the Change of Control Agreement, the Sellers transferred to the Investors listed below an aggregate of (a) 1,035,767 shares of the Common Stock of the Company, and (b) an aggregate of 142,500 warrants to purchase an additional 142,500 shares of Common Stock. The 1,035,767 shares of Common Stock included in the Transferred Securities represented 96.5% of an aggregate of 1,073,267 insider promoter shares of Common Stock of the Company owned of record and beneficially by the Sellers (the “Insider Shares”). Under the Change of Control Agreement, the Sellers retained an aggregate of (i) 285,000 shares of Common Stock and associated rights, which entitle a holder to receive one-tenth (1/10) of a share of Common Stock, and (ii) 37,500 promotional shares of Common Stock that were issued to directors and officers of the Company and the acting chief financial officer of the Company as compensation for their services to the Company.

The following table sets forth information regarding the beneficial ownership of our shares of Common Stock and rights as of June 14, 2018 based on information obtained from the persons named below, with respect to the beneficial ownership of shares of our common stock, by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock and rights;

●	each of our officers and directors; and

●	all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock and rights beneficially owned by them.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership of Common Stock	Approximate Percentage of Outstanding Shares of Common Stock
Sweiss Ventures, LLC (2)	245,995	10.95%
PLA 99, LLC (3)	245,995	10.95%
BAG Spac1, LLC (4)	245.995	10.95%
JS Equity Holdings, LLC (5)	245.995	10.95%
Oreva Partners, LLC (6)	51,787	2.30%
Hilco Merchant Resources, LLC (1)(7)	127,500	5.68%
James A. Mitarotonda (1) (8)	122,500	5.45%
All directors and executive officers as a group (six individuals)	1,285,767	57.23%

(1)	Each share of Common Stock beneficially owned by Hilco Merchant Resources, LLC and James A Mitarotonda includes an associated right which entitles the holder o receive 1/10 of a share of Common Stock.

(2)	The business address of Sweiss Ventures, LLC is 10990 Wilshire Blvd,, Penthouse Los Angeles, CA 90024. The member of Sweiss Ventues LLC is AEL Irrevocable Trust, Edwin Hur, trustee. Mr. Hur has sole voting and investment power over the shares.

(3)	The business address of PLA 99, LLC is 16659 Ashley Oaks, Suite 201, Encino, California 91436. Paul Abramowitz, Chief Executive Officer of the Company is the managing member, and has sole voting and investment power over the shares.

(4)	The business address of BAG Spac 1, LLC is 11111 Santa Monica Boulevard, Los Angeles, CA 90024. Marc Beilinson is the managing member, and has sole voting and investment power over the shares.

(5)	The business address of JS Equity Holdings, LLC is 250 Bowery, 2nd Floor, New York, N.Y. 10012. Justin Ehrlich is the managing member, and has sole voting and investment power over the shares.

(6)	The business address of Oreva Partners, LLC is 10990 Wilshire Blvd,, Penthouse Los Angeles, CA 90024. Maxx Abramowitz is the managing member of Oreva Partners, LLC and has sole voting and investment power over the shares.

(7)	Includes the shares of Common Stock beneficially owned by Hilco Global and Hilco Merchant Resources, of which Jeffrey B. Hecktman has sole voting and investment power, and includes the shares of Common Stock beneficially owned by Hilco Merchant Resources, LLC, an affiliate of Hilco Global, of which Hilco Global has sole voting and investment power. The business address of Mr. Hecktman is 5 Revere Drive, Suite 2056, Northbrook, IL 60062.

(8)	Includes the shares of Common Stock beneficially owned by Barington Companies Advisors, LLC, an affiliate of Barington Capital Group, L.P., of which James A. Mitarotonda, as Managing Member, has sole voting and investment power. The business address of James A. Mitarotonda is 888 Seventh Avenue, 6th Floor, New York, NY 10019.

Effecting Our Initial Business Combination

We are not presently engaged in, and we will not engage in, any operations until after the completion of our initial business combination. We intend to effect such business combination using cash held in our trust account (after any redemptions), additional funds, if any, otherwise available at closing, and the issuance of shares of our common stock.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, we and servicers that we employ to deliver communications to our stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of this proxy statement. Upon written or oral request, we will deliver a separate copy of this proxy statement to any stockholder at a shared address to which a single copy of this proxy statement was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of this proxy statement may likewise request that we deliver single copies of our proxy statement in the future. Stockholders may notify us of their requests by calling or writing us at our principal executive offices at 10990 Wilshire Blvd, Penthouse, Los Angeles, CA 90024.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is Continental Stock Transfer & Trust Company.

SUBMISSION OF STOCKHOLDER PROPOSALS

Our board of directors is aware of no other matter that may be brought before the special meeting or any adjournment or postponement thereof. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.

FUTURE STOCKHOLDER PROPOSALS

We anticipate that the 2018 annual meeting of stockholders, or a special meeting in lieu thereof, will be held no later than December 31, 2018. For any proposal to have been considered for inclusion in our proxy statement or form of proxy for submission at our 2018 annual meeting of stockholders, or a special meeting in lieu thereof, it must have been submitted in writing and received by the Company no later than August 31, 2018.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read BHAC’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC public reference room located at 100 F Street, N.E., Room 1580 Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

If you would like additional copies of this proxy statement or if you have questions about the subject matter hereof or the proposal to be presented at the special meeting, you should contact BHAC’s proxy solicitor at the following address or telephone number:

Advantage Proxy, Inc.

P.O. Box 13581

Des Moines, WA 98198

Attn: Karen Smith

Email: ksmith@advantageproxy.com

Toll Free Phone: (877) 870-8565

Tel: (206) 870-8565

If you are a stockholder of BHAC and would like to request documents, please do so by June 27, 2018, in order to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

This document is a proxy statement of BHAC for the special meeting. We have not authorized anyone to give any information or make any representation about the subject matter hereof that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

ANNEX A

PROPOSED AMENDMENT NO. 4

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BHAC ACQUISITION CORP.

[●], 2018

Barington/Hilco Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.          The name of the Corporation is “Barington/Hilco Acquisition Corp.” The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on July 24, 2014 (the “Original Certificate”). The Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”) was filed with the Secretary of State of the State of Delaware on February 5, 2015. Amendment No. 1 to the Amended and Restated Certificate of Incorporation was filed with the Secretary of the State of Delaware on February 10, 2017. Amendment No. 2 to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on August 11, 2017. Amendment No. 3 to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on December 31, 2017.

2.          This Fourth Amendment to the Amended and Restated Certificate of Incorporation amends the Amended and Restated Certificate.

3.          This Fourth Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4.          The text of Paragraph (E) of Section 6 is hereby amended and restated to read in full as follows:

(E) In the event that the Corporation does not consummate a Business Combination by October 31, 2018 (such date being referred to as the “Termination Date”), the Corporation shall (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter redeem 100% of the Public Shares for cash for redemption price per share as described below (which redemption will completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Corporation’s then stockholders and subject to the requirements of the GCL, including the adoption of a resolution by the Board pursuant to Section 275(a) of the GCL finding the dissolution of the Corporation advisable and the provision of such notices as are required by said Section 275(a) of the GCL, dissolve and liquidate the balance of the Corporation’s net assets to its remaining stockholders, as part of the Corporation’s plan of dissolution and liquidation, subject (in the case of (ii) and (iii) above) to the Corporation’s obligations under the GCL to provide for claims of creditors and other requirements of applicable law. In such event, the per-share redemption price shall be equal to a pro rata share of the Trust Account plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Corporation for its working capital requirements or necessary to pay its taxes.

Annex - 1

IN WITNESS WHEREOF, Barington/Hilco Acquisition Corp. has caused this Fourth Amendment to the Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of the date first set above.

BARINGTON/HILCO ACQUISITION CORP.

By:
Name:
Title:

Annex - 2

BARINGTON/HILCO ACQUISITION CORP.
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 30, 2018

The undersigned hereby appoints each of Adam E. Levin and Colin Conway, acting singly, to attend and to represent the undersigned at the Special Meeting of Stockholders of Barington/Hilco Acquisition Corp., a Delaware corporation (the “Company”), to be held at the offices of CKR Law, LLP, 1330 Avenue of the Americas, New York, New York 10019, on Saturday, June 30, 2018 at 11:00 a.m., New York time, and any continuation or adjournment thereof, and to vote the number of shares of common stock of the Company the undersigned would be entitled to vote if personally present at the meeting in accordance with the instructions set forth on this proxy card.

THE SHARES OF COMMON STOCK ISSUED OR ALLOCATED TO THE UNDERSIGNED WILL BE VOTED AS DIRECTED BELOW. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED AGAINST PROPOSAL 1.

PLEASE MARK VOTE IN SQUARE IN THE FOLLOWING MANNER:   ☐

Proposal	For	Against	Abstain
Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to extend the date by which the Company has to consummate a business combination (the “Extension”) for an additional four months from June 30, 2018 (the “Current Termination Date”) to October 31, 2018 (the “Extended Termination Date”).	☐	☐	☐

☐ Intention to Exercise Redemption Rights. If you intend to exercise your redemption rights, please check this box. Checking this box, however, is not sufficient to exercise your redemption rights. You must comply with the procedures set forth in the proxy statement under the heading “Special Meeting of Barington/Hilco Acquisition Corp. Stockholders – Redemption Rights.”

☐ Shareholder Certification. I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other stockholder with respect to the shares of common stock of the Company owned by me in connection with the proposal.

The undersigned hereby acknowledges receipt of: (a) the Notice of Special Meeting of Stockholders of the Company dated June 19, 2018 and (b) the Proxy Statement of the Company dated June 25, 2018.

Date: __________, 2018

Print Name of Stockholder

Signature of Stockholder or Authorized Signatory

Name of Authorized Signatory (if applicable)

Title of Authorized Signatory (if applicable)

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE BY EMAIL TO THE PROXY DEPARTMENT OF CONTINENTAL STOCK TRANSFER & TRUST COMPANY, AT PROXY@CONTINENTALSTOCK.COM, WITH A COPY TO FOLLOW BY MAIL AT 1 STATE STREET PLAZA, 30TH FLOOR, NEW YORK, NY 10004. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IF YOU ATTEND THE SPECIAL MEETING IN PERSON.